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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                  SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY

                            EFFECTIVE AUGUST 21, 2006

                                 (THE "BYLAWS")

                                   ARTICLE I.

                                  SHAREHOLDERS.

          Section 1. Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held on the third Thursday in March of each year or such other dates and times as may be determined. Not less than ten (10) nor more than fifty (50) days' written or printed notice stating the place, day and hour of each annual meeting shall be given in the manner provided in Section 1 of
Article IX hereof. The business to be transacted at the annual meeting shall include the election of directors, consideration and action upon the reports of officers and directors and any other business within the power of the Corporation. All annual meetings shall be general meetings.

          Section 2. Special Meetings Called by President or Board of Directors. At any time in the interval between annual meetings, special meetings of shareholders may be called by the President, the Secretary or by two (2) or more directors, upon ten (10) days' written or printed notice, stating the place, day and hour of such meeting and the business proposed to be transacted thereat. Such notice shall be given in the manner provided in Section 1 of Article IX. No business shall be transacted at any special meeting except that named in the notice.

          Section 3. Special Meeting Called by Shareholders. Upon the request in writing delivered to the President or Secretary of the Corporation by the holders of ten percent (10%) or more of all shares outstanding and entitled to vote, it shall be the duty of the President or Secretary of the Corporation to call forthwith a special meeting of the shareholders. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary of the Corporation shall inform such shareholders of the reasonably estimated cost of preparing and mailing the notice of the meeting. If upon payment of such costs to the corporation, the person to whom such request in writing shall have been delivered shall fail to issue a call for such meeting within ten (10) days after the receipt of such request and payment of costs, then the shareholders owning ten percent (10%) or more of the voting shares may do so upon giving fifteen (15) days' notice of the time, place and object of the meeting in the manner provided in Section 1 of Article IX.

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          Section 4. Removal of Directors. At any special meeting of the shareholders called in the manner provided for by this Article, the shareholders, by a vote of a majority of all shares of stock outstanding and entitled to vote, may remove any director or the entire Board of Directors from office and may elect a successor or successors to fill any resulting vacancies for the remainder of his or their terms.

          Section 5. Voting Proxies; Record Date. At all meetings of shareholders any shareholder entitled to vote may vote by proxy. Such proxy shall be in writing and signed by the shareholder or by his duly authorized attorney in fact. It shall be dated, but need not be sealed, witnessed or acknowledged. The Board of Directors may fix the record date for the determination of shareholders entitled to vote in the manner provided in Section 4 of Article VIII hereof.

          Section 6. Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the voting shares of any meeting shall constitute a quorum for the transaction of business. If at any annual or special meeting of shareholders a quorum shall fail to attend in person or by proxy, a majority in interest attending in person or by proxy may adjourn the meeting from time to time, not exceeding thirty (30) days in all, and thereupon any business may be transacted which might have been transacted at the meeting originally called had the same been held at the time so called.

          Section 7. Filing Proxies. At all meetings of shareholders, the proxies shall be filed with and be verified by the Secretary of the Corporation or, if the meeting shall so decide, by the Secretary of the meeting.

          Section 8. Place of Meetings. All meetings of shareholders shall be held at such place, either within or without the State of Arizona, on such date and at such time as may be determined from time to time by the Board of Directors.

          Section 9. Order of Business. The order of business at all meetings of shareholders shall be as determined by the Board of Directors.

          Section 10. Action Without Meeting. Directors may be elected without a shareholders' meeting by a consent in writing, setting forth the action so taken, signed by all persons entitled to vote for the election of directors; provided, however, that the foregoing shall not limit the power of directors to fill vacancies in the Board of Directors, and that a director may be elected to fill a vacancy not filled by the directors by written consent in the manner provided by the General Corporation Law.

          Any other action, which under any provision of the General Corporation Law, may be taken at a meeting of the shareholders, may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.


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          All written consents shall be filed with the Secretary of the
Corporation. Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares of a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing receiving by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

                                   ARTICLE II.

                                   DIRECTORS.

          Section 1. Powers. The Board of Directors shall have the control and management of the affairs, business and properties of the Corporation. They shall have and exercise in the name of the Corporation and on behalf of the Corporation all the rights and privileges legally exercisable by the Corporation, except as otherwise provided by law, by the Articles of Incorporation or by the Bylaws. A director need not be a shareholder or a resident of Arizona.

          Section 2. Number; Term of Office; Removal. The number of directors of the Corporation shall be not less than five (5) nor more than fifteen (15). The number to be elected at each annual meeting shall be fixed by resolution of the directors and stated in the notice of the meeting, subject, however, to approval by the shareholders voting at the meeting. The directors shall hold office for the term of one year, or until their successors are elected and qualify. A director may be removed from office as provided in Section 4 of Article I hereof.

          Section 3. Vacancies. If the office of a director becomes vacant, or if the number of directors is increased, such vacancy may be filled by the Board of Directors by a vote of a majority of directors then in office though not less than a quorum. The shareholders may, however, at any time during the term of such director, elect some other person to fill said vacancy and thereupon the election by the Board of Directors shall be superseded and such election by the shareholders shall be deemed a filling of the vacancy and not a removal and may be made at any special meeting called for that purpose.

          Section 4. Organization Meetings; Regular Meetings. The Board of Directors shall meet for the election of officers and any other business as soon as practicable after the adjournment of the annual meeting of the shareholders. No notice of the organization meeting shall be required if it is held at the same place and immediately following the annual meeting of the shareholders. Other regular meetings of the Board of Directors may be held at such intervals as the Board of Directors may from time to time prescribe.

          Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee of the Board of Directors may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the Board or committee and filed with the minutes of proceedings of the Board of Directors or committee.


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          Unless otherwise restricted by the Articles of Incorporation or the
Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of telephone conference or similar communications equipment by means of which are persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

          Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the President or by a majority of the directors. At least twenty-four (24) hours' notice shall be given of all special meetings; with the consent of the majority of the directors, a shorter notice may be given.

          Section 6. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business, but such number may be decreased and/or increased at any time or from time to time by vote of a majority of the entire Board of Directors to any number not less than two (2) directors or not less than one-third of the directors, whichever is greater.

          Section 7. Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Arizona, and at such time as may be determined from time to time by the Board of Directors (or the President, in the absence of a determination by the Board of Directors).

          Section 8. Rules and Regulations. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as the Board of Directors may deem proper and not inconsistent with the laws of the State of Arizona or the Bylaws or the Articles of Incorporation.

          Section 9. Compensation. The directors, as such, may receive a stated salary for their services and/or a fixed sum and expenses of attendance may be allowed for attendance at each regular or special meeting of the Board of Directors. Such stated salary and/or attendance fee shall be determined by resolution of the Board of Directors unless the shareholders have adopted a resolution relating thereto, provided that nothing herein contained shall be construed to preclude a director from serving in any other capacity and receiving compensation therefore.

          Section 10. Investment Committee. There shall be an Investment Committee consisting of one or more members of the Board of Directors and/or officers and employees as the Board may by resolution prescribe. No investments or loans (other than policy loans or annuity contract loans) shall be made unless the same be authorized or approved by the Board of Directors or the Investment Committee. The Investment Committee shall maintain minutes of its meetings and shall submit regular reports to the Board of Directors.


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          Section 11. Executive Committee. The Board of Directors may appoint from among its members an Executive Committee composed of three (3) or more directors, and may delegate to such Committee, in the interval between the meetings of the Board of Directors, any and all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except the power to declare dividends, issue stock, select directors to fill vacancies in the membership of the Board of Directors or any committee of the Board of Directors, amend or repeal the Bylaws, or adopt new bylaws, fix the compensation of directors for serving on the Board of Directors, or any committee of the Board of Directors, or recommend to shareholders any action requiring shareholders' approval. The members of such Committee shall constitute a quorum for the transaction of business at any meeting and the act of a majority of the members present at any meeting at which the quorum requirement is satisfied shall be the act of the Board of Directors. In the absence of any member of the Executive Committee necessary to constitute a quorum, the members thereof present at any meeting, whether or not they constitute a quorum, may, with telephonic approval of one of the absent members of the Executive Committee, appoint a member of the Board of Directors to act in place of such absent member.

          Section 12. Other Committees. The Board of Directors may appoint from its own members and, where permitted by law, from the Corporation's officers and/or employees, such standing, temporary, special or adhoc committee as the Board of Directors may determine, investing such committees with such powers, duties and functions as the Board of Directors may prescribe.

          Section 13. Advisory Board. The Board of Directors may elect an Advisory Board to serve until the next annual meeting of the Board of Directors or until their successors are elected and qualified. The Advisory Board shall consist of a number as determined from time to time by the Board of Directors, and they shall be advised of the meetings of the Board of Directors and authorized to attend the meetings and counsel with them, but shall have no vote. The Board of Directors (and between meetings of the Board of Directors, the Executive Committee) shall have the authority to increase or decrease the number of members to the Advisory Board and to elect one or more members to the Advisory Board to serve until the next meeting of the Board of Directors and until their successors are elected and qualified, and may provide for the compensation and other rules and regulations with respect to the Advisory Board.

          Section 14. Procedures; Meetings. The Committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the Committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.


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                                   ARTICLE III

                                    OFFICERS

          Section 1. In General. The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer, and one or more Assistant Secretaries and as may be fixed pursuant to the Bylaws. The President, Vice Presidents, Secretary, and Treasurer shall be chosen by the Board of Directors and, except those persons holding contracts for fixed terms, shall hold office only at the pleasure of the Board of Directors or until their successors are chosen and qualified. The President may from time to time appoint Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers bearing such titles and exercising such authority as he may from time to time deem appropriate, and except those persons holdings contracts for fixed terms, those officers appointed by the President shall hold office only at his pleasure or until their successors are appointed and qualify. Any two (2) officers, except those of President, Executive Vice President and Secretary, may be held by the same persons, but no officer shall execute, acknowledge or verify any instrument in more than one capacity when such instrument is required to be executed, acknowledged, or verified by any two (2) or more officers. The Board of Directors or the President may from time to time appoint other agents and employees, with such powers and duties as they may deem proper.

          Section 2. President. The President shall be Chief Executive Officer of the Corporation and shall have the general management of the Corporation's business in all departments. The President shall preside at all meetings of the Board of Directors and shall call to order all meetings of shareholders. The President shall perform such other duties as the Board of Directors may direct.

          Section 3. Vice Presidents In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as designated by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

          Section 4. Treasurer. Unless there shall be a financial Vice President designated by the Board of Directors as the chief financial officer of the Corporation, having general supervision over its finances, the Treasurer shall be the chief financial officer with such authority. He shall also have authority to attest to the seal of the Corporation and shall perform such other duties as may be assigned to him by the Board of Directors.

          Section 5. Secretary of the Corporation. The Secretary of the Corporation shall keep the minutes of the meetings of the shareholders and of the Board of Directors, and shall attend to the giving and serving of all notices of the Corporation required by law or the Bylaws. The Secretary shall maintain at all times in the principal office of the Corporation at least one copy of the Bylaws with all amendments to date, and shall make the same, together with the minutes of the meetings of the shareholders, the annual statement of the affairs of the


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Corporation and any voting trust agreement on file at the office of the
Corporation, available for inspection by any officer, director, or shareholder during reasonable business hours. The Secretary shall have authority to attest to the seal of the Corporation and shall perform such other duties as may be assigned to the Secretary by the Board of Directors.

          Section 6. Other Secretaries, Assistant Treasurers and Assistant Secretaries. Secretaries other than the Secretary of the Corporation, the Assistant Treasurers and the Assistant Secretaries shall have authority to attest to the seal of the Corporation and shall perform such other duties as may from time to time be assigned to them by the Board of Directors or the President.

          Section 7. Substitutes. The Board of Directors may from time to time in the absence of any one of said officers or, at any other time, designate any other person or persons on behalf of the Corporation, to sign any contracts, deeds, notes, or other instruments in the place or stead of any of said officers, and designate any person to fill any one of said offices, temporarily or for any particular purpose; and any instruments so signed in accordance with a resolution of the Board of Director shall be the valid act of the Corporation as fully as if executed by any regular officer.

                                   ARTICLE IV.

                                  RESIGNATION.

          Any director or officer may resign his office at any time. Such resignation shall be made in writing and shall take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that date. The acceptance of a resignation shall not be required to make it effective.

                                   ARTICLE V.

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND INSURANCE.

Except as and to the extent otherwise required by applicable law:

          Section 1. Actions. (a) The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was director, officer, or employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or advisory, investor or similar committee member of another company, partnership, limited liability company, joint venture or enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding; provided that he (1) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; and, (2) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of


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any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was lawful.

     (b) The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in the Corporation's favor, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or advisory, investor or similar committee member of another company, partnership, limited liability company, joint venture or enterprise, against expenses (including attorney's fees) reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding; provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action, suit or proceeding was brought or any other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

          Section 2. Success on Merits or Otherwise. To the extent that a director, officer, or employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 (a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

          Section 3. Determination that Indemnification is Proper. Any indemnification under Section 1 (a) and (b) above (unless ordered by a court or made pursuant to a determination by a court as hereinafter provided) shall be made by the Corporation upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances and he has met the applicable standard of conduct set forth in Section 1 (a) and (b) above. Such determination shall be made (1) by the Board of Directors by a majority of a quorum consisting of directors who were not parties to such action, suit or proceeding (disinterested), or (2) by a committee of disinterested directors designated by majority vote of disinterested directors, even though less than a quorum, or (3) by independent legal counsel in a written opinion, and such legal counsel was selected by a majority vote of a quorum of the disinterested directors, or (4) by the shareholders (excluding for this purpose, shares in the Corporation owned by or voted under the control of directors who are at the time parties to the proceedings for which indemnification is being sought). In the absence of a determination that indemnification is proper, the director, officer or employee may apply to the court conducting the proceeding or another court of competent jurisdiction which shall determine whether the director, officer, employee or agent has met the applicable standard of conduct set forth in
Section 1 (a) and (b) above. If the court shall so determine, indemnification shall be made under Section 1 (a) or (b) above, as the case may be.


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          Section 4. Expenses Prior to Final Disposition. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if indemnification therefor was authorized in the manner provided in
Section 3 above or otherwise required pursuant to Arizona Rev. Stat 10-852, in either case upon receipt of a (i) written affirmation of the indemnitee's good faith belief that the indemnitee has met the standards for indemnification set forth in Section 1(a) and (b) above, as the case may be, and (ii) written undertaking reasonably acceptable to the Board of Directors by or on behalf of the indemnitee to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article V.

          Section 5. Non-Exclusive Rights; Continuance Beyond Tenure. The indemnification provided by the Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit or the heirs, executors and administrators of such a person.

          Section 6. Insurance Authorized. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent or advisory investor or similar committee member of another company, partnership, limited liability company, joint venture or enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Bylaws.

          Section 7. Application. The provisions of this Article V shall apply to any action, suit or proceeding described in Sections 1 and 2 (each, an "Action") above that is instituted, whether on or prior to or after the adoption of the Bylaws, and whether the facts or circumstances giving rise to such Action occurred on or prior to or after the adoption of the Bylaws.

          Section 8. Impact of Future Modifications. Any repeal or modification of this Article V from and after the adoption of the Bylaws shall be prospective only, and shall not adversely affect any right or protection of an indemnitee existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. For the avoidance of doubt, in the event any modification of this Article V made after the adoption of the Bylaws provides greater rights or protection to an indemnittee, then the indemnittee shall be entitled to such greater rights or protection.


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                                   ARTICLE VI.

                                  FISCAL YEAR.

          The fiscal year of the Corporation shall be the calendar year.

                                  ARTICLE VII.

                                      SEAL.

          The seal of the Corporation shall be a circular disc inscribed with the name of the Corporation, "AIG SunAmerica Life Assurance Company," and the year the Corporation was incorporated.

                                  ARTICLE VIII.

                        MISCELLANEOUS PROVISIONS - STOCK.

          Section 1. Issue. All certificates of shares of the Corporation shall be signed by the manual or facsimile signatures of the President or any Vice President, and countersigned by the Treasurer or Secretary of the Corporation and sealed with the seal or facsimile seal of the Corporation. Any stock certificates bearing the facsimile signatures of the officers above named shall be manually signed by an authorized representative of the Corporation's duly constituted transfer agent. If an officer whose signature appears on a certificate ceases to be an officer before the certificate is issued, it may, nevertheless, be issued with the same effect as if such officer were still in office.

          Section 2. Transfers. No transfers of shares shall be recognized or binding upon the Corporation until recorded on the transfer books of the Corporation upon surrender and cancellation of certificates for a like number of shares. All transfers shall be effected only by the holder of record of such shares or by his legal representative, or by his attorney thereunto authorized by power of attorney duly executed. The person in whose name shares shall stand on the books of the Corporation may be deemed by the Corporation the owner thereof for all purposes. The Corporation's transfer agent shall maintain a stock transfer book, shall record therein all stock transfers and shall forward copies of all transfer sheets at regular prompt intervals to the Corporation's registrar, if there be one, or, if not, then to the Corporation's principal office for transcription on the stock registry books.

          Section 3. Form of Certificates; Procedure. The Board of Directors shall have power and authority to determine the form of stock certificates (except insofar as prescribed by law) and to make all such rules and regulations as the Board may deem expedient concerning the issue; transfer and registration of said certificates, and to appoint one or more transfer agents and/or registrars to countersign and register the same. The transfer agent and registrar may be the same party.


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          Section 4. Record Dates for Dividends and Shareholders' Meetings. The
Board of Directors may fix the time, not exceeding twenty (20) days preceding the date of any meeting of shareholders, any dividend payment date or any date for the allotment of rights, during which the books of the Corporation shall be closed against transfers of stock, or the Board of Directors may fix a date not exceeding forty (40) days preceding the date of any meeting of shareholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be, and only shareholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be. In the case of a meeting of shareholders, the record date shall be fixed not less than ten (10) days prior to the date of the meeting.

          Section 5. Lost Certificates. In case any certificate of shares is lost, mutilated or destroyed, the Board of Directors may issue a new certificate in place thereof, upon indemnity to the Corporation against loss and upon such other terms and conditions as the Board of Directors may deem advisable.

                                   ARTICLE IX.

                                     NOTICE.

          Section 1. Notice to Shareholders. Whenever by law or the Bylaws notice is required to be given to any shareholder, such notice may be given to each shareholder, whether or not such shareholder is entitled to vote, by leaving the same with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to him at his address as it appears on the books of the Corporation. Such leaving or mailing of notice shall be deemed the time of giving such notice.

          Section 2. Notice to Directors and Officers. Whenever by law of the Bylaws notice is required to be given to any director or officer, such notice may be given in any one of the following ways: by personal notice to such director or officer; by telephone communication with such director or officer personally; by wire, addressed to such director or officer at his then address or at his address as it appears on the books of the Corporation; or by depositing the same in writing in the post office or in a letter box in a postage paid, sealed wrapper addressed to such director or officer at his then address or at his address as it appears on the books of the Corporation; and the time when such notice shall be mailed or consigned to a telegraph company for delivery shall be deemed to be the time of the giving of such notice.

                                   ARTICLE X.

                   VOTING OF SECURITIES IN OTHER CORPORATIONS.

          Any stock or other voting securities in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of shareholders of such other corporation by the President, any Vice President, or the Treasurer, or by proxy or proxies appointed by the President, any Vice President, or the Treasurer, or otherwise pursuant to authorization thereunto given by a resolution of the Board of Directors.


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                                   ARTICLE XI.

                                   AMENDMENTS.

          TheBylaws may be added to, altered, amended or repealed by a majority vote of the entire Board of Directors at any regular meeting of the Board or at any special meeting called for that purpose. Any action of the Board of Directors in adding to, altering, amending or repealing the Bylaws shall be reported to the shareholders at the next annual meeting and may be changed or rescinded by majority vote of all of the stock then outstanding and entitled to vote, without, however, affecting the validity of any action taken in the meanwhile in reliance on the Bylaws so added to, altered, amended or repealed as aforesaid by the Board of Directors. In no event shall the Board of Directors have any power to amend this Article.


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                              BYLAWS CERTIFICATION

     I, the undersigned, do hereby certify that I am the duly elected and qualified Secretary and keeper of the records and corporate seal of SunAmerica Annuity and Life Assurance Company, a corporation organized under the laws of the State of Arizona, and that the foregoing is a full, true and correct copy of the Amended and Restated Bylaws, duly adopted by the Board of Directors of the Corporation at its meeting on August 21, 2006, and that said Amended and Restated Bylaws supersede all Bylaws previously adopted for the purpose stated and are in full force and effect.

Dated : ______________


                                        /S/ Christine A. Nixon
                                        ----------------------------------------
                                        Christine A. Nixon
                                        Secretary

State of California     )
                        ) ss.
County of Los Angeles   )

     On this ___ day of ___________, 2006, before me personally came Christine
A. Nixon, known to me to be the person described in and who executed the foregoing certificate, who being duly sworn, did say that she is the Secretary of SunAmerica Annuity and Life Assurance Company, the corporation named in and on behalf of which the foregoing certificate was made; that the statements contained in the foregoing certificate are true in substance and in fact; that said certificate was executed on behalf of said corporation by authority of its Board of Directors; and the said Christine A. Nixon acknowledged that she executed the same as her free act and deed and acknowledge the same to be the free act and deed of said corporation.


                                        /S/ Virginia N. Puzon
                                        ----------------------------------------
                                        Notary Public

(Notary Seal)


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

                  AMENDMENT TO THE AMENDED AND RESTATED BYLAWS
                                       OF
                  SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY

1.   The name of the corporation was AIG SUNAMERICA LIFE ASSURANCE COMPANY.

2. The name of the corporation was changed to SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY, effective April 8, 2009.

3. The title of the Amended and Restated Bylaws of AIG SunAmerica Life Assurance Company, shall be changed to AMENDED AND RESTATED BYLAWS OF SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY, EFFECTIVE AUGUST 21, 2006.

4. The amendment was duly adopted on the 30th day of March, 2009, by the Board of Directors of the corporation.

5. The amendment was duly adopted on the 30th day of March, 2009, by the sole shareholder of the corporation.

6. Except for the forgoing amendment, all of the other terms and provisions of the corporations' original Bylaws shall remain unchanged.


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